SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2002

ACME Communications, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-27105	33-0866283

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 E. Fourth Street, Suite 202A, Santa Ana CA 92705

(Address of principal executive offices)

(714) 245-9949

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure
SIGNATURES

ITEM 9. Regulation FD Disclosure

     During a presentation at the A.G. Edwards Media & Entertainment Conference in Las Vegas on April 9, 2002, a representative from our management commented that we are considering an indication of interest (including a proposed purchase price) in acquiring one of our largest TV stations. Further, at a regularly held meeting earlier that same day, our Board of Directors decided that it is in the best interests of the Company and our shareholders to consider a sale of that television station, either to the party expressing interest or to other potential buyers, including those who have previously expressed an interest in that station. Such a sale would be contingent on our receiving an offer that is in line with the Board’s expectations regarding the value of the station.

     The Company last week announced our pending acquisition of WHPN, the current UPN affiliate serving the Madison, Wisconsin marketplace. We also have agreements to acquire four additional construction permits for stations serving the Flint, Michigan, Richmond, Virginia, Lexington, Kentucky and Portland, Oregon, markets, if and when granted by the Federal Communications Commission. The Company is also seeking to pursue duopolies through either station swaps or outright acquisitions.

Forward -Looking Statements:

The matters discussed in this report include forward-looking statements. In addition, when used in this report, the words “considering”, “pending”, “seeking” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the possibility that any particular Company television station may not be sold, the Madison acquisition not closing, the FCC not approving any of the pending construction permits, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, potential pre-emptions of regular programming for national news events and the other risk factors set forth in the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 1999, pursuant to the Securities Act of 1933 and in the Company’s 2001 Form 10-K filed with the SEC on April 1, 2002. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME Communications, Inc.

Date: April 11, 2002	By:	/s/ Thomas D. Allen

	Name:	Thomas D. Allen
	Title:	Executive Vice President